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                                                                     Exhibit 23

                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Cognos Incorporated of our report dated March 28, 2002 (except note 14, as to which the date is May 24, 2002) with respect to the consolidated financial statements included in the 2002 Annual Report to Shareholders of Cognos Incorporated.

Our audits also included the financial statement schedule of Cognos Incorporated listed in Item 14(a)1. This schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-39562, 33-72402, 33-72404 and 333-8552) pertaining to the 1988
-1993 Stock Option Plan, the 1993-1998 Cognos Employee Stock Purchase Plan (now the 1993-1999 Cognos Employee Stock Purchase Plan), the 1993-1998 Stock Option Plan, and the 1997-2002 Stock Option Plan, respectively, of our report dated March 28, 2002 (except note 14, as to which the date is May 24, 2002) with respect to the consolidated financial statements of Cognos Incorporated included in the Annual Report (Form 10-K) for the year ended February 28, 2002.


                                                      /s/ Ernst & Young LLP

Ottawa, Canada                                         ERNST & YOUNG LLP
May 24, 2002                                           Chartered Accountants

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